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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated April 26, 1999, except for Note 16, as to which the date is June 7, 1999 and Note 15, as to which the date is November 15, 2001, relating to the consolidated financial statements and financial statement schedule of ManTech International Corporation, all of which appear in the Registration Statement on Form S-1 (No. 333-73946) of ManTech International Corporation, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Registration Statement that is incorporated herein by reference.

PricewaterhouseCoopers LLP

McLean, Virginia
February 7, 2002

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